Registration No. 333-94959

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

BIOMET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-1418342
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

56 East Bell Drive, Warsaw, Indiana 46582 (574) 267-6639
(Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

Jeffrey R. Binder
President and Chief Executive Officer
Keane, Inc.
56 East Bell Drive
Warsaw, Indiana 46582
(574) 267-6639
(Name, address, including zip code Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Robert Davis
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
(212) 225-2000

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (File No. 333-94959), filed with the Securities and Exchange Commission (the “SEC”) on January 19, 2000 (the “Registration Statement”), relating to the registration of 4,763,454 common shares of Biomet, Inc. (the “Company”).

The offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Warsaw, Indiana, on September 24, 2007.

BIOMET, INC.

By:	/s/ JEFFREY R. BINDER
Jeffrey R. Binder
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEFFREY R. BINDER	President, Chief Executive Officer and Director (Principal Executive Officer)	September 24, 2007
Jeffrey R. Binder

/s/ DANIEL P. FLORIN	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 24, 2007
Daniel P. Florin

/s/ JAMES W. HALLER	Controller (Principal Accounting Officer)	September 24, 2007
James W. Haller

/s/ CHINH E. CHU	Director	September 24, 2007
Chinh E. Chu

/s/ JONATHAN J. COSLET	Director	September 24, 2007
Jonathan J. Coslet

/s/ MICHAEL DAL BELLO	Director	September 24, 2007
Michael Dal Bello

/s/ SEAN FERNANDES	Director	September 24, 2007
Sean Fernandes

/s/ ADRIAN JONES	Director	September 24, 2007
Adrian Jones

/s/ MICHAEL MICHELSON	Director	September 24, 2007
Michael Michelson

/s/ DANE A. MILLER	Director	September 24, 2007
Dane A. Miller

/s/ JOHN SAER	Director	September 24, 2007
John Saer